Exhibit 21

Name of Subsidiary                                    State of Incorporation

A DCAP Brokerage, Inc.                                         New York
A DCAP Services, Inc.(1)                                       New York
AAA DCAP Agency, Inc.(1)                                       New York
AADCAP Greenbrook Inc.(1)                                      New York
DCAP Agency, Inc.(1)                                           New York
DCAP Bayside, Inc.(1)                                          New York
DCAP Brentwood Inc.(1)                                         New York
DCAP East Meadow, Inc.(1)                                      New York
DCAP Flushing, Inc.(2)                                         New York
DCAP Freeport, Inc.(1)                                         New York
DCAP Garden City Park Inc.                                     New York
DCAP Hari, Inc.(1)                                             New York
DCAP Hicksville, Inc.(2)                                       New York
DCAP Management Corp.                                          New York
DCAP Manhattan Inc.(1)                                         New York
DCAP Peekskill, Inc.                                           New York
DCAP Queens Agency Inc.(1)                                     New York
DCAP Ridgewood, Inc.(1)                                        New York
DCAP Seaford, Inc.(1)                                          New York
DCAP White Plains Inc.                                         New York
DCAP Woodhaven, Inc.(1)                                        New York
DCAP Woodside Inc.(1)                                          New York
Dealers Choice Automotive Planning Inc.                        New York
Diversified Coverage Asset Planning Inc.                       New York
FASK Agency Inc.                                               New York
Fulton Street Agency, Inc.                                     New York
Intandem Corporation                                           New York
International Airport Hotel, Inc.                              Delaware
MC DCAP, Inc.(1)                                               New York
Payments Inc.                                                  New York
The Bronx Agency Inc.(1)                                       New York
The Manhattan Agency Inc.(1)                                   New York
The White Plains Agency, Inc.                                  New York
The Yonkers Agency Ltd.(1)                                     New York
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(1)      Company owns 50% of outstanding Common Stock.
(2)      Company owns 66.7% of outstanding Common Stock.
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